Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ply Gem Holdings, Inc:

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2010, in Amendment No. 1 to the Registration Statement (Form S-4/A No. 333-166013) and related Prospectus of Ply Gem Holdings, Inc. dated May 7, 2010.

/s/ Ernst & Young LLP

Raleigh, North Carolina
May 7, 2010